LA SALSA



                                LICENSE AGREEMENT
                                  (FUDDRUCKERS)

                                    LA SALSA
                                LICENSE AGREEMENT
                                  (FUDDRUCKERS)


                                TABLE OF CONTENTS


SECTION 1:  GRANT OF LICENSE

         1.1      Grant
         1.2      Development and Operation
         1.3      Additional Restaurants; Relocation

SECTION 2:  TERM

         2.1      Term
         2.2      Removal; Termination Without Cause

SECTION 3:  RESTAURANT SYSTEM AND PROCEDURES

         3.1      Openings
         3.2      Operation
         3.3      The Manuals
         3.4      Changes to the Manuals
         3.5      Products and Services
         3.6      Confidentiality
         3.7      LSF Property
         3.8      Covenants
         3.9      Employees
         3.10     Approved Suppliers
         3.11     Proprietary Ingredients

SECTION 4:  TRAINING

         4.1      Initial Training
         4.2      Certified Training
         4.3      Training Employees
         4.4      Continuing Training
         4.5      Expenses



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SECTION 5:  MAINTENANCE; MODERNIZATION

         5.1      Repairs and Maintenance
         5.2      Modernization

SECTION 6:  FEES

         6.1      Fees
         6.2      No Fees Refundable
         6.3      Payment of Fees

SECTION 7:  MARKETING AND ADVERTISING

         7.1      Marketing, Promotion and Advertising Programs
         7.2      Local or Regional Advertising
         7.3      Marketing Fund
         7.4      Marketing Fund Policy
         7.5       Temporary Investment
         7.6      Advertising Co-op
         7.7      Approval of Advertising

SECTION 8:  ACCOUNTING AND RECORD KEEPING

         8.1      Records
         8.2      Sales Reports
         8.3      Other Reports

SECTION 9:  AUDITS AND INSPECTIONS

         9.1      Audit Rights
         9.2      Inspection
         9.3      Books and Records

SECTION 10:  INDEMNIFICATION

         10.1     Indemnification

SECTION 11:  INSURANCE

         11.1     Insurance
         11.2     Certificates

                                       ii

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SECTION 12:  COVENANTS

         12.1     Debts and Taxes
         12.2     Compliance with Laws

SECTION 13:  TRADEMARKS

         13.1     Ownership
         13.2     Goodwill
         13.3     Use of Marks
         13.4     Changes in Marks; Protection
         13.5     Infringements

SECTION 14:  TRANSFER

         14.1     Personal Contracts; Definition
         14.3     FUDDRUCKERS Franchisees
         14.4     Assumption
         14.5     Definition of "Change of Control"

SECTION 15:  EXPIRATION AND TERMINATION

         15.1     Termination for Cause
         15.2     Requirements Upon Termination

SECTION 16:  MISCELLANEOUS

         16.1     No Effect
         16.2     Right and Remedies
         16.3     Consents
         16.4     Partial Invalidity
         16.5     Arbitration; Jurisdiction
         16.6     Attorneys' Fees
         16.7     Governing Law
         16.8     Notices
         16.9     Terms and Headings
         16.10    Entire Agreement
         16.11    Amendment or Modification
         16.12    Counterparts
         16.13    Facsimile Signatures

                                    LA SALSA
                                LICENSE AGREEMENT

         THIS LICENSE AGREEMENT is made and executed as of February 14, 1996 ("Effective Date") by and between La Salsa Franchise, Inc., a California corporation with its principal place of business at Los Angeles, CA ("LSF") and La Salsa Holding Co., a Delaware corporation ("Holding"), on the one hand, and Fuddruckers, Inc., a Texas corporation, on behalf of itself and its subsidiaries ("Fuddruckers"), and DAKA International, Inc., a Delaware corporation ("DAKA"), on the other hand.

                                    RECITALS:

         A. LSF and its parent Holding have developed a distinctive concept and type of fresh Mexican grill restaurant featuring Mexican style food and related items and beverages under the name "LA SALSA" (LA SALSA Restaurants").

         B. Holding has authorized LSF to license others to use the various trademarks and service marks employed in LA SALSA Restaurants, including the federally registered mark "LA SALSA" (referred to together as the "Marks") and to use the recipes, procedures and other techniques involved in operating a LA SALSA Restaurant (the "Operating System").

         C. Fuddruckers, a wholly-owned subsidiary of DAKA, has developed and operates a chain of gourmet hamburger restaurants under the name "FUDDRUCKERS," which are well known and established on a national basis ("Restaurants").

         D. DAKA and Fuddruckers desire that Fuddruckers obtain a license to use the marks and Operating System in the operation of fresh Mexican grills (the "Grills") to be included as part of the continued operation of certain company-owned FUDDRUCKERS Restaurants which are now, and others which will be in the future, mutually agreed upon by LSF and Fuddruckers.

         E. LSF and Fuddruckers anticipate that in the future FUDDRUCKERS franchisees will be offered the right to operate Grills as part of their franchised FUDDRUCKERS restaurants under one or more additional agreements.

         F. LSF is willing to grant a license to Fuddruckers upon the terms and conditions set forth herein.

         NOW THEREFORE, in consideration of the mutual promises contained in this Agreement, the parties hereby agree as follows:


                           SECTION 1: GRANT OF LICENSE

         1.1 Grant. LSF hereby grants Fuddruckers a limited license to use the Marks and the Operating System solely in direct connection with the sale of LA SALSA food, beverage and other products from Grills contained within Restaurants identified and mutually agreed upon between LSF and Fuddruckers. The first twenty Restaurants will be identified by the parties within six months after the date of this Agreement and specified on Exhibit A-2 attached hereto and incorporated herein by reference. A partial list is currently attached as Exhibit A-1. Fuddruckers expressly acknowledges and agrees that LSF has granted franchise development territories and franchise locations which include protected territory provisions that may prevent the development and/or operation of any Grills by Fuddruckers within such protected territories.

         1.2 Development and Operation.

                  (a) Fuddruckers agrees to use its best efforts to open and operate Grills at such twenty Restaurants as soon as possible after execution of this Agreement and in any event within six months after the date of this Agreement. These Grills will be opened and operated by Fuddruckers as test units which will contain the image, signage, size, menu items, equipment, fixtures, personnel, point of sale systems and other aspects of LA SALSA operations as LSF and Fuddruckers may agree upon as to each Grill.

                  (b) Prior to developing additional Grills beyond the first twenty and before the end of the Initial Term (defined below), the parties will set forth in writing the plans and specifications to be used by Fuddruckers in opening and operating such additional Grills and will sign and attach such document to this Agreement as Exhibit B. The parties will also specify on Exhibit B the mutually acceptable procedures for selecting additional Restaurants for installing Grills and for relocating Grills to other Restaurants. Fuddruckers agrees to comply with all of such plans, specifications and procedures unless it has received the prior written consent of LSF.

                  (c) Only company-owned FUDDRUCKERS restaurants operated by Fuddruckers and its subsidiaries in the United States will be operated pursuant to this Agreement. A current list of the addresses of the company-owned FUDDRUCKERS Restaurants to which the parties anticipate a Grill may be added is attached hereto and incorporated herein by reference as Exhibit C. Fuddruckers may add additional Restaurants to such list with the prior written approval of LSF which approval will not be unreasonably withheld. Prior to the end of the initial Term (as defined below), and from time to time thereafter, Fuddruckers will delete any Restaurant from such list whenever it concludes that no Grill will be added to such Restaurant.

                   (d) DAKA agrees to cause Fuddruckers to meet all of its obligations under this Agreement.

         1.3 Additional Restaurants; Relocation. Fuddruckers may add one or more Restaurant Grills to this Agreement by written agreement signed in each case by both Fuddruckers and LSF prior to opening of the Grill for such Restaurant. Fuddruckers will not relocate a Grill or any other part of the program from any of the Restaurants without the prior written consent of LSF, which consent will not be unreasonably withheld.

         1.4 Protected Territory.

                  (a) "Protected Territory" for purposes of this Agreement shall mean the area within three existing city blocks of any Restaurant located in a central business district or within a one-mile radius of any Restaurant located elsewhere.

                  (b) During the term of this Agreement, neither LSF nor Holding will own, operate or grant any franchise or license to own or operate a LA SALSA Restaurant within the Protected Territory around a Restaurant containing a Grill.

                  (c) During the three years following the Effective Date, neither LSF nor Holding will own, operate or grant any franchise or license to own or operate a LA SALSA Restaurant within the Protected Territory around a Restaurant listed on Exhibit C or added to Exhibit C pursuant to either Sections 1.2(c) or 1.3.

                  (d) Fuddruckers and Daka acknowledge and agree that LSF will during the term hereof continue the development of LA SALSA company and franchise Restaurants within areas adjacent to such Protected Territories and expects to grant franchise area development rights to third parties covering such areas.

                  (e) If Fuddruckers gives written notice of cancellation during the Initial Term under Section 2.1(a) below, LSF and Holding shall have no continuing obligation under this Section 1.4.


                                 SECTION 2: TERM

         2.1 Term.

                  (a) This Agreement will be effective as of the Effective Date set forth above and will continue for an initial term ending one year after the Effective Date (the "Initial Term"), subject to earlier termination as expressly provided for in this Agreement. Unless Fuddruckers gives written notice of cancellation to LSF on or before thirty days prior to the end of the Initial Term, this Agreement will automatically continue after the Initial Term for a period ending on the tenth of the Effective Date.

                  (b) Each Grill opened by Fuddruckers during each calendar year may operate under the terms of this Agreement until December 31 of the calendar year set forth in the following table:



                         Calendar            Expiration
                     Year of Opening       Date of License

                            1996          December 31, 2006
                            1997          December 31, 2007
                            1998          December 31, 2008
                            1999          December 31, 2009
                            2000          December 31, 2010
                            2001          December 31, 2006
                            2002          December 31, 2006
                            2003          December 31, 2006
                            2004          December 31, 2006
                            2005          December 31, 2006
                            2006          December 31, 2006


                  (c) Prior to the end of the ten-year term of this Agreement, the parties may enter into an additional ten-year License Agreement regarding Grills upon terms and conditions mutually satisfactory to the parties. So long as the following conditions are met, Fuddruckers may at its option by written notice to LSF extend this Agreement to operate the Grills for an additional period for each Grill of ten years from the expiration date set forth in the above table and add additional Grills under this Agreement for an extended period ending on December 31, 2016 (the "Extended Term"), so long as it meets the following conditions:

(i) Fuddruckers must give LSF written notice of extension not less than ninety days before the end of the initial ten-year term;

(ii) Fuddruckers must not at the time of its written notice of extension be in material default (as defined hereafter) of this Agreement without having cured such default within the applicable cure period;

(iii)Fuddruckers must agree to make within a reasonable period agreed to by Fuddruckers and LSF all required changes as set forth in a written notice from LSF, including as examples, (A) additional training requirements and
     (B) modernization of the Grills and their equipment such as redecorating certain Grills and installing new equipment to reflect the then current LA SALSA standards and image as set forth in the Manuals or in writings issued by LSF; and

(iv) Fuddruckers and LSF will adjust to their satisfaction the amount of the Fees referred to in Section 6.1 in order to reflect changes in such fees charged by LSF at that time.

                   (d) For purposes of this Agreement unless otherwise specifically provided, "material default" shall be defined as a Grill's material deviation from LA SALSA's recipes, basic menu, decor and trade dress as described in Exhibit B.

         2.2      Removal; Termination Without Cause.

                  (a) LSF agrees that after the Initial Term Fuddruckers may at any time and from time to time upon thirty (30) days written notice to LSF remove any Restaurant from this Agreement.

                  (b) LSF further agrees that after the initial Term Fuddruckers may at any time upon thirty (30) days written notice to LSF terminate this Agreement in full without cause.

                  (c) Fuddruckers agrees that upon the effectiveness of any such removal or such termination, LSF and Holding shall have no further obligation under Section 1.4 above as to any Restaurant to which such removal or termination applies.


                   SECTION 3: RESTAURANT SYSTEM AND PROCEDURES

         3.1 Openings. LSF will advise and assist Fuddruckers in opening and operating each Grill, including attendance at each of the first three Grill openings. LSF representatives will assist Fuddruckers in coordinating the pre-opening activities for each Grill and will be available to assist with its operations for up to five (5) days during the opening week or as reasonably requested by Fuddruckers. Fuddruckers agrees to reimburse LSF or Holding promptly following invoice for all of their reasonable travel, lodging and other costs incurred in connection with living expenses in providing this in-store training and assistance for each Grill opening. Fuddruckers will carry out an advertising program designed for the opening of each Grill, as mutually agreed upon between Fuddruckers and LSF.

         3.2      Operation.

                  (a) Fuddruckers agrees that it will identify and appoint an individual who will be its representative in managing the Restaurants, Grills and who will devote his or her best efforts and personal attention to the day to day operation of the Grills (the "Representative") Fuddruckers may change to another Representative from time to time following written notice to LSF.

                  (b) Fuddruckers hereby authorizes and appoints the Representative with full authority to act on behalf of Fuddruckers and DAKA in regard to performing or administering this Agreement. LSF may deal completely with the Representative in such regard unless and until its actual receipt of written notice from Fuddruckers of cancellation of such authority.

                  (c) Fuddruckers agrees that it will operate each LA SALSA Grill in accordance with the LA SALSA standards of high quality and friendly service which will at no time be less than the same degree of high quality and friendly service that Fuddruckers otherwise requires at the operation of its own FUDDRUCKERS restaurants, recognizing that an integral part of the Operating System includes vary friendly treatment of customers.

                  (d) Without limitation, Fuddruckers specifically agrees to comply with all health, safety and other laws applicable to the operation of each Grill.

         3.3 The Manuals. LSF will furnish Fuddruckers with one copy of its current LA SALSA operations Manuals ("Manuals") for each Restaurant prior to the opening of each Grill. Fuddruckers acknowledges and agrees that because the recipes and procedures set forth in the Manuals are fundamental to the Operating System and the way the public identifies the Marks with the LA SALSA food products, it will strictly follow such procedures and recipes at all times and will use only high quality ingredients in preparing such products consistent with the same level of quality used in its own food products.

         3.4 Changes to the Manuals.

                  (a) Fuddruckers specifically agrees that the Manuals are an integral, necessary and material element of the Operating System and that it will be necessary for LSF, in order to maintain the high quality of the Operating System and maximize its competitive position, to revise and update the Manuals from time to time. LSF has the right at any time and from time to time, in the good faith exercise of its reasonable business judgment, to revise, delete from and add to the materials contained in the Manuals. Subject to the limitations described below, Fuddruckers expressly agrees to comply promptly with all such changes to the Manuals that are applicable system-wide to LA SALSA outlets. LSF will furnish Fuddruckers from time to time portions or all of the Manuals as and when they are updated, and Fuddruckers will keep each of the Manuals current at all times.

                  (b) In light of the limited menu to be served at the Grills and their location within FUDDRUCKERS Restaurants, the parties agree that: (i) during the Initial Term Fuddruckers will not be required to make any expenditures of more than $1,000.00 per Grill to comply with changes to the Manuals; and (ii) after the Initial Term, Fuddruckers will not more than once during any twelve (12) month period be obligated to make expenditures of more than $5,000.00 per Grill to comply with changes in the Manuals or to make any such change if Fuddruckers and LSF agree in the reasonable exercise of their business judgment that the expenditures would not be commercially reasonable in light of the remaining term of this Agreement.

         3.5 Products and Services. Fuddruckers agrees to offer for sale from the Grill at each Restaurant the food, beverages and other products described in Exhibit B unless Fuddruckers and LSF agree in writing to any exceptions to Exhibit B.

         3.6      Confidentiality.

                  (a) Fuddruckers and DAKA each agree that Holding and LSF are the owners of all rights in and to the Operating System, including the information and materials described or contained in the Manuals, and that the Operating System and Manuals contain trade secrets and themselves constitute trade secrets of LSF which have been or will be revealed to Fuddruckers and/or DAKA in confidence. Fuddruckers and DAKA each agree not to disclose, duplicate, license, sell or reveal any portion thereof to any other person, except an employee of Fuddruckers required by his or her work to be familiar with such information. Fuddruckers and DAKA each agree to keep and respect all confidential information received from LSF, to obtain from the Representative an agreement to keep and respect all such confidences and to be responsible for compliance by the Representative with such agreement.

                  (b) Fuddruckers and DAKA will pursuant to this Agreement disclose to LSF and Holding confidential, proprietary and trade secret information regarding Fuddruckers and DAKA. LSF agrees that it and Holding will keep and respect all confidential information received from Fuddruckers and DAKA and will not disclose, duplicate, license, sell or reveal any portion thereof to any person, except any employee of LSF or Holding required by his or her work to be familiar with such information.

         3.7 LSF Property. The Manuals and all other confidential materials furnished to Fuddruckers hereunder are on loan only, will remain the property of LSF and are required to be returned to LSF immediately for any Grill which is no longer being operated under this Agreement.

         3.8      Covenants.

                  (a) Fuddruckers and DAKA each agree that LA SALSA Restaurants must compete (by among other things introducing new products, conducting advertising programs and establishing alternative distribution outlets) against similar businesses which may have far greater financial resources and may be better established in the restaurant industry. Therefore, Fuddruckers and DAKA agree to use their best efforts to assure compliance throughout the term of this Agreement with this Section 3.8.

                  (b) LSF recognizes and agrees that (i) FUDDRUCKERS Restaurants currently sell certain Mexican style food items, (ii) that other DAKA subsidiaries and affiliates sell unbranded Mexican style food items at institutional and other retailer specialty outlets and (iii) that other DAKA subsidiaries and affiliates are franchisees of other restaurant chains that feature Mexican style food items.

                   (c) DAKA and Fuddruckers agree that during the term of this Agreement and any extension and for a period of one year after its expiration or termination, Fuddruckers will not (i) use the LA SALSA Marks, trade dress, recipes and other proprietary parts of the Operating System without the prior express written consent of LSF, (ii) do any act which is injurious or prejudicial to the goodwill associated with the LA SALSA chain, the Operating System or the value of the marks, (iii) operate under a different name any restaurant chain similar to the LA SALSA chain of restaurants which feature primarily Mexican style food and related items under a "taqueria" or "fresh Mexican grill" concept.

                  (d) Fuddruckers and DAKA each agree that any violation of this
Section 3.8 would result, in irreparable injury to LSF and its Operating system and that LSF would be without an adequate remedy at law. Fuddruckers and DAKA each therefore agree that in the event of a breach or threatened breach of any such covenant, LSF may obtain, in addition to any other remedies which it may have hereunder or at law or in equity, a temporary and/or permanent injunction and a decree for specific performance of the terms of this section 3.8 without the necessity of showing actual or threatened damage.

                  (e) The parties agree that each of the foregoing covenants will be construed as independent of each other and of any other covenant or provision of this Agreement. If all or any portion of a covenant in this section
3.6 is held unenforceable by a court having valid jurisdiction in a final decision between the parties hereto and from which no appeal has or may be taken, Fuddruckers expressly agrees to be bound by the remaining portion of such covenant.

         3.9 Employees. The parties each hereby agree that such party will not knowingly recruit and hire any person employed by the other party or by any other LA SALSA franchisee without first obtaining such other party's written consent. The parties agree that in the event of a breach of this covenant, actual damages would be extremely difficult to compute, and accordingly, in the event of such a breach, the breaching party agrees to pay the prior employer of such person liquidated damages equal to the greater of (a) such person a prior annual salary or (b) the annual salary and any bonus and other benefits paid or to be paid by the breaching party to such person during the first year of employment.

         3.10 Approved Suppliers. Fuddruckers agrees to purchase all products for sale at the Grille from suppliers who are then approved in writing by LSF as an approved LA SALSA supplier. If Fuddruckers wants to purchase any products from a supplier who is not so approved, Fuddruckers will notify LSF of such supplier and instruct the proposed supplier to contact LSF and follow LSF's procedures for becoming an approved LA SALSA supplier. LSF may charge a $250.00 fee for the fees and costs involved in these approval procedures. LSF agrees upon request by Fuddruckers to expedite the approval process if Fuddruckers demonstrates that it has been unable to purchase sufficient supplies from approved suppliers on a timely basis to meet its needs.

         3.11 Proprietary Ingredients. Fuddruckers agrees to buy to the extent required by the Manuals certain proprietary ingredients from LSF or a designated approved supplier (which may be an affiliate of LSF). Fuddruckers understands and agrees that such ingredients are prepared pursuant to secret, proprietary recipes and/or procedures belonging to LSF or its affiliates. LSF agrees that if reasonably requested by Fuddruckers, it will use its best efforts to have such proprietary ingredients made available for sale by additional designated approved suppliers, subject to strict confidentiality requirements and reasonable fees which may be charged by LSF to such suppliers for approval and regular inspections for compliance.

                               SECTION 4: TRAINING

         4.1 Initial Training. LSF will make available to the Representative and those persons identified to act as Grill Training managers the LA SALSA Restaurant operations Training Course. Fuddruckers agrees that the Representative and each Grill Training Manager must attend and complete LSF's Restaurant Operations Training Course to the reasonable satisfaction of LSF. All or a portion of the Restaurant Operations Training Course may be waived in writing by LSF.

         4.2 Certified Training. LSF will make available to Fuddruckers a LA SALSA Operations Training Course program for purposes of training Fuddruckers, Grill Training Managers. Certification training will be conducted by a LA SALSA training manager either at a Holding Restaurant or an operating Grill which has been certified by LSF for training. Upon successful completion of the Training Course to LSF's satisfaction, LSF will certify each such Training Manager for the purpose of training other employees of Fuddruckers. It is expressly understood and agreed that each certified Training Manager and each certified training Grill must continue to meet, on an ongoing basis, LSF's established criteria to maintain such status as certified for LA SALSA training.

         4.3 Training Employees. Except as set forth specifically herein, Fuddruckers will be responsible for the initial and continuing training of all Grill employees.

         4.4 Continuing Training. The Representative and such other employees as LSF may designate will, from time to time as reasonably required by LSF, personally attend and complete LSF-provided refresher courses in LA SALSA operations and food preparation and any training sessions held for the purpose of introducing new products or procedures.

         4.5 Expenses. Fuddruckers agrees to pay LSF $2,500.00 for each Fuddruckers employee who enrolls in the LA SALSA initial Restaurant Operations Training Course and for each Certified Training Manager trained by LSF or Holding. Such payment will be paid prior to each such person's commencement of training. Operations refresher courses and new product or new procedure training sessions will be tuition-free to Fuddruckers and Fuddruckers, eligible employees. All other training costs and expenses will be the responsibility of Fuddruckers, such as the cost of travel, lodging, meals and other related and incidental expenses.

                      SECTION 5: MAINTENANCE; MODERNIZATION

         5.1 Repairs and Maintenance. Fuddruckers agrees to maintain each Grill and other portions of each Restaurant consistent with its own high quality and service standards applicable to all FUDDRUCKERS restaurants as well as with LA SALSA's standards as set forth in the Manuals. Except as may be expressly provided in Exhibit B or the manuals, no changes of any kind in design, equipment or decor will be made in any Grill without the prior written approval of LSF in each instance.

         5.2      Modernization.

                  (a) Subject to the limitations sct forth below, Fuddruckers agrees, from time to time as reasonably required by LSF (taking into consideration cost and the then remaining term of this Agreement), to modernize each Grill to LSF's then current standards and specifications. Fuddruckers understands and agrees that this obligation is in addition to the need to make repairs, maintain equipment and purchase new equipment. No such modernization will be required by LSF unless and until LSF, Holding and their wholly owned affiliates ("Affiliates") have at that time implemented such standards and specifications in at least twenty-five percent (25%) of the LA SALSA Restaurants operated by them in the continental United States. No such modernization will be required of Fuddruckers during the last two years of any Grill's operation under this Agreement.

                  (b) In light of the limited menu to be served at the Grills and their location within Fuddruckers Restaurants, the parties agree that Fuddruckers will not more than once during any twelve (12) month period be obligated to make modernization expenditures of more than $15,000 per Grill or to make any such change if Fuddruckers and LSF agree in the reasonable exercise of their business judgment that tho expenditures would not be commercially reasonable in light of the remaining term of this Agreement. The parties agree that the foregoing $15,000 limit may be increased during the term hereof by any increases in the Cost of Living index determined by reference to nationwide United States governmental statistics as compared to those existing at the date of this Agreement.


                                 SECTION 6: FEES

         6.1 Fees. As partial consideration for the rights granted by LSF, Fuddruckers will pay LSF:

                  (a) (i) For each of the first twenty Restaurants at which a Grill is opened, an "Initial" fee for each Grill in the total amount of $6,275.00 due on or before the opening of such Grill; and (ii) for any Restaurants after the first twenty at which a Grill is opened, an "Initial" fee for each Grill in the total amount of $3,600.00 due on or before the opening of such Grill;

                  (b) A monthly "License Fee" equal to five percent (5%) of Gross Sales (as defined below) as payment to LSF for the continuing right to use the LA SALSA Operating System and Marks; and

                  (c) A "Marketing Fund" Fee for each such month as its contribution to the Marketing Fund provided for in Section 7.3 below.

         6.2 No Fees Refundable. Fuddruckers agrees that the fees referred to above in Section 6.1 are not refundable in whole or part under any circumstances and have been fully earned by LSF by the grant of this license.

         6.3 Payment of Fees.

                  (a) Fuddruckers agrees to pay LSF the License Fees and Marketing Fund Fees provided for above monthly in lump sum so that LSF will receive all of such Fees within fifteen (15) calendar days after the end each month. Fuddruckers agrees that TIME IS OF THE ESSENCE regarding payment of all Fees.

                  (b) Fuddruckers agrees to pay the License Fees and Fees to LSF by timely mailing or delivering of a or less of the Restaurants containing Grills are DAKA or Fuddruckers to a party not a member of the Companies (as defined below), LSF may by written that the License Fees and Marketing Fund Fees for paid by automatic direct transfer of funds. Within ten (10) days after receipt of such notice, the transferee must furnish the information, execute such forms, make such arrangements and complete such procedures as are reasonably necessary to establish direct transfers from its account(s) to such account(s) as LSF may designate in order to pay directly the License and Marketing Fund Fees within the payment period referred to above. Without limiting the foregoing, the transferee must obtain a telefax machine and/or computer point of sale system as designated by LSF and to make timely telefax or modem reports to LSF of the sales and other information necessary to allow LSF to cause such transfers to be made and must maintain sufficient funds in its account(s) to allow timely honoring of each payment to LSF by its bank or other financial institution. LSF will require the transferee to specifically authorize LSF to make such direct transfers of the License Fees and Marketing Fund Fees so long as such transfers are limited to amounts computed with reference to sales information furnished to LSF or with reference to good faith estimates by LSF.

                  (c) Notwithstanding when Fees are required to be paid, Fuddruckers agrees to provide written sales reports to LSF on a weekly basis as reasonably required by LSF so that LSF may maintain current information regarding sales information.

                  (d) License Fees and Marketing Fund Fees which are not paid when due will bear interest from and after their respective due dates at the rate of eighteen percent (18%) per annum or the highest rate permitted by law, whichever is less. Any late payment of any fees must be accompanied by a late payment administrative charge of $25.00.

         6.4 Gross Sales. The term "Gross Sales" as used in this Agreement will mean the total of all cash or other form of payment ("Receipts") received by Fuddruckers for the sale of LA SALSA food, beverages and other products, including promotional items or for catering services involving LA SALSA products. Gross Sales will include all sales of LA SALSA items that are collected through any FUDDRUCKERS Restaurant so long as they are directly related to the Grill. if a Grill does not collect Receipts directly for the beverages sold with LA SALSA food products , the allocation of beverages to Gross Sales shall be computed each month by applying the percentage of sales from Receipts of LA SALSA food products at the Restaurant to the percentage of Receipts from all food products at the Restaurant against the total beverage Receipts received during such month by such Restaurant. Neither Gross Sales nor Receipts shall include (a) any sums collected and paid out for sales taxes levied on the sale of food, beverages, property or services, (b) the proceeds from the sale of a Grill' s used equipment, (c) meals provided to Fuddruckers employees according to established Fuddruckers policies, (d) sales for which refunds are made due to customer dissatisfaction or (e) any discounts or coupons which are applied against the full sales price.


                      SECTION 7: MARKETING AND ADVERTISING

         7.1 Marketing, Promotion and Advertising Programs. Recognizing the value of marketing, advertising and promotions to enhance the goodwill and public image of the LA SALSA chain of restaurants, the parties agree that LSF will develop marketing, promotion and advertising programs designed to promote and enhance the collective success of all LA SALSA Restaurants including the Grills. It is expressly agreed that in all respects of such marketing, promotion and advertising (such as type, quantity, timing, placement and choice of media, market areas and advertising agencies), the decisions of LSF made in good faith will be final and binding. In regard to all advertising and sales promotion programs, both parties agree to cooperate with each other and refrain from any action which the other party may deem to be harmful to its image.

         7.2 Local or Regional Advertising. Fuddruckers agrees to spend on a quarterly basis a minimum dollar amount equal to two percent (2%) of its Gross Sales from the Grills in conducting direct advertising and sales promotion programs for the Grills. All such programs must be approved in advance by LSF in writing, and such expenditures will not include any overhead related to marketing or advertising. LSF specifically agrees that Fuddruckers may conduct advertising that promotes the Grills in conjunction with the Restaurants. LSF may require Fuddruckers to provide proof of all such marketing, promotion and advertising expenditures. Payments made to an Advertising Cooperative ("Co-op") for the area in which a Grill is located, as provided for below, will be applied towards Fuddruckers, required spending.

         7.3      Marketing Fund.

                  (a) LSF has established and maintains a marketing Fund, and Fuddruckers agrees that its purpose is to maximize the general public recognition and acceptance of LA SALSA Restaurants. Monies from the Marketing Fund must be used to pay for marketing, promotion and advertising program development such as, but not limited to, costs and expenses related to the employment of advertising agencies, payment of talent and residuals, research and development, design and development of trademarks and logos, creation of materials, promotions, public relations, market research and clearance of marketing, advertising and promotional programs.

                  (b) In addition to the spending required by Section 7.2 above, Fuddruckers agrees to pay LSF a Marketing Fund Fee of one percent (1%) of Gross Sales from operating the Grills for each payment period as set forth above in
Section 6.

                  (c) LSF, at its sole discretion, may at any time increase the Marketing Fund Fee in any increments so long as the total Marketing Fund Fee does not exceed a maximum of two percent (2%) of Gross Sales.

                  (d) LSF, Holding and their wholly-owned Affiliates will also contribute to the Marketing Fund the same percentage of the Gross Sales from their operations of LA SALSA Restaurants in the continental United States.

                  (e) LSF will deposit all Marketing Fund Fees in a separate Marketing Fund account which is not considered an asset of LSF.

                  (f) Fuddruckers agrees that LSF has so obligation to make expenditures for Fuddruckers or others which are equivalent or proportionate to the contributions made to the Marketing Fund or to ensure that any particular Grill benefits directly or pro rata from any marketing program or advertising.

                  (g) It negotiations on behalf of the Marketing Fund result in payment by suppliers of allowances or rebates designated for the Marketing Fund, all such funds will be paid promptly into the Marketing Fund.

                  (h) All monies in the Marketing Fund, including any interest or other income earned from the investment of such monies, must be spent and disbursed only in accordance with this Agreement and the Marketing Fund Policy provided for in Section 7.4 below.

                  (i) LSF agrees to cause an annual accounting of the Marketing Fund and to make the results of such accounting available to Fuddruckers upon request. If such accounting is made by an independent accounting firm, the expenses thereof shall be paid from the marketing Fund.

         7.4 Marketing Fund Policy. LSF may develop and modify from time to time as necessary a Marketing Fund Policy which will include procedures and guidelines for disbursements and expenditures from the Marketing Fund and other administrative procedures as LSF may deem necessary or appropriate.

         7.5 Temporary Investment. LSF may temporarily invest any or all of the monies held in the Marketing Fund from time to time at the sole discretion of LSF in accordance with the Marketing Fund Policy. All interest or other income received from such investments will be used by LSF to pay for the expenses of administering the Marketing Fund pursuant to the Marketing Fund Policy. Interest or income received from temporary investments that exceed the reasonable expenses of administering the fund will be considered part of the Marketing Fund.

         7.6      Advertising Co-op.

                  (a) LSF may from to time at its discretion designate any geographical area as a basis for an Advertising Co-op for the purpose of marketing, advertising and promoting LA SALSA Restaurants in that area, including the restaurants operated by Holding. The Co-op will also serve as a means of exchanging of ideas, sharing of information and problem solving.

                  (b) Fuddruckers agrees to become a member of a Co-op at any time a Grill is located within the designated area for such Co-op.

                  (c) For each such Co-op, Fuddruckers agrees to execute and deliver any agreements or undertakings required by such Co-op, to make minimum contributions as required by its members and to maintain Fuddruckers states as a member in good standing of such Co-op at all times.

                  (d) The contribution to a Co-op will be not less than one percent (it) or more than two percent (21) of Gross Sales unless the Co-op members agree to additional funding in accordance with established Bylaws.

                  (e) Fuddruckers agrees that a failure by Fuddruckers to comply with a properly approved requirement or decision of such Co-op will be a material default under this Agreement.

         7.7      Approval of Advertising.

                  (a)  All   advertising   copy  and  other  materials  used  by
Fuddruckers must be in strict compliance with the requirements contained in the Manuals and otherwise set forth by LSF.

                  (b) If Fuddruckers wishes to use other or modified materials, Fuddruckers must submit to LSF, in each instance and at least 15 business days prior to first use, the proposed advertising copy and materials for approval in advance of publication. Fuddruckers may use only advertising materials which have been approved in writing by LSF.

                  (c) In no event will Fuddruckers, advertising for Grills contain any statement or material which may be considered (i) in bad taste or offensive to the public or to any group of persons or (ii) defamatory of any person or an attack on any competitor.

         7.8 Grand Opening. Fuddruckers agrees to conduct for each Grill a grand opening promotion as mutually agreed to in each case by LSF and Fuddruckers.


                    SECTION 8: ACCOUNTING AND RECORD KEEPING

         8.1 Records. Fuddruckers will maintain and preserve for a minimum of three (3) years from the date of preparation full, complete and accurate books, records and accounts in accordance with generally accepted accounting principles covering all of the Restaurants at which a Grill is or has been operated. LSF and DAKA will from time to time as necessary work together in good faith and agree upon the use by Fuddruckers of the appropriate electronic cash registers, computer programs, bookkeeping and record keeping forms.

         8.2      Sales Reports.

                  (a) Fuddruckers agrees to provide LSF with weekly Sales Reports for each Grill using such forms as are mutually agreed upon between Fuddruckers and LSF. Fuddruckers will transmit such reports by modem or other electronic means as mutually agreed upon by the parties so that LSF will receive each report within twenty-four hours after the end of each LSF sales week (which currently begins on Tuesday and ends at the close of business on the following Monday).

                  (b) Fuddruckers will also provide LSF with Sales Reports for each Grill covering each Fuddruckers accounting period and each Fuddruckers fiscal year. Such reports will be sent to LSF within thirty (30) calendar days after each accounting period and ninety (90) calendar days after each fiscal year, respectively. If the accounting period does not cover the same weeks as the Weekly Sales Reports, the report will include a reconciliation showing each week or partial week included in such report.

         8.3 Other Reports. In addition, if the ownership of Fuddruckers changes to the extent that there is a change of control (as defined below), LSF may require additional reports and documents regarding operation of the Grills and the Restaurants at which Grills are located similar to what it then requires of its LA SALSA franchisees, such as:

                  (a) Restaurant Profit and Loss Statements, Balance Sheets and Statements of cash Flows for each accounting period designated by LSF, which information may be unaudited but must be certified by Fuddruckers to be true and accurate and which must be received by LSF not later than thirty (30) calendar days after the end of the accounting period as prescribed by LSF;

                  (b) Annual Balance Sheet, Profit and Loss statement and Statements of Cash Flow for each Restaurant, which information may be unaudited but must be certified by Fuddruckers to he true and accurate and which must be received by LSF not later than ninety (90) calendar days after the end Of each fiscal year;

                   (c) Sales and income tax reports covering the Grills; and

                   (d) Any amendments or corrections of any of the foregoing, which must be sent immediately to LSF following preparation.

         TIME IS OF THE ESSENCE with respect to completion and submission of each such document.


                        SECTION 9: AUDITS AND INSPECTIONS

         9.1 Audit Rights. Fuddruckers agrees that LSF will at all times have the following audit rights:

                  (a) Representatives of LSF may on a reasonable basis review, inspect and copy any and all accounting records and other such documents as may be reasonably necessary to audit Fuddruckers, compliance with this Agreement, including documents held or maintained by other affiliates of Fuddruckers.

                  (b) If any such inspection or audit reveals that the Gross Sales reported in any report or statement are less then the actual Gross Sales calculated during such inspection, then Fuddruckers will immediately pay LSF the additional amount of fees owing by reason of the understatement of Gross sales previously reported, together with interest as provided in Section 6.3. In the event that any report or statement by Fuddruckers understated gross sales by more than three percent (3%) of the actual Gross Sales calculated during LSF's inspection, Fuddruckers will, in addition to paying for the additional fees, pay and reimburse LSF for any and all expenses incurred in connection with its inspection, including, but not limited to, reasonable accounting and legal fees, together with interest if such fees are not timely reimbursed. Such payments will be without prejudice to any other rights or remedies LSF may have under this Agreement or otherwise.

                   (c) In addition to the above, in the event that the ownership of Fuddruckers changes to the extent there is a change of control (as defined below), representatives of LSF may inspect and copy such other documents as may be reasonably necessary to confirm Fuddruckers, compliance with this Agreement.

         9.2 Inspection. LSF will have the right at any time and from time to time without notice to have its representatives enter the Restaurant premises for the purpose of inspecting its condition and its operations for compliance with LSF's requirements contained in this Agreement and in the Manuals, and for any other reasonable purpose connected with the operation of a Grill.

         9.3 Books and Records. Without limiting the generality of Section 9.1, LSF representatives will have the right at all times during normal business hours to confer with Restaurant employees and customers and to inspect Fuddruckers, books, records and sales tax returns or ouch portions thereof as pertain to the operation of any Grill.


                           SECTION 10: INDEMNIFICATION

         10.1     Indemnification.

                  (a) Fuddruckers will indemnify LSF, Holding their subsidiaries and other affiliates and its or their officers, directors, employees, agents, affiliates, successors and assigns from and against (i) any and all claims based upon, arising out of or in any way related to the operation or condition of any part of the Restaurants or Restaurants' premises, the conduct of the
Restaurants, businesses, the ownership or possession of real or personal property, any negligent act, misfeasance or nonfeasance by Fuddruckers or any of its agents, contractors, servants or employees, and including, without limitation, all obligations of Fuddruckers incurred pursuant to any provisions of this Agreement and (ii) any and all fees (including reasonable attorneys, fees), costs and other expenses incurred by or on behalf of LSF in the investigation of or defense against any and all such claims.

                  (b) LSF and Holding will indemnify DAKA and Fuddruckers, their subsidiaries and other affiliates and its or their officers, directors, employees, agents, affiliates, successors and assigns from and against any and all claims based upon, arising out of or in a any way related to (i) claims that the operation of any Grill violates territorial exclusivity granted to a LA SALSA franchisee or developer by LSF or Holding, (ii) claims that the operation of any Grill breaches an express or implied contractual obligation owed by LSF or Holding to any LA SALSA franchisee or developer or (iii) claims that the operation of any Grill constitutes tortious conduct against any such LA SALSA franchisee or developer so long as the operation of such Grill has been expressly approved by LSF. such indemnification shall include any and all fees (including reasonable attorneys' fees), costs and other expenses incurred by or on behalf of LSF in the investigation of or defense against any and all such claims.

                              SECTION 11: INSURANCE

         11.1 Insurance. Fuddruckers agrees to maintain at all times adequate insurance regarding the operation of each Restaurant at which a Grill is located consistent with its general policy regarding insurance at all of its Restaurants. Such policy may include self-insurance so long as it is adequate to ensure continued operation of the Grills. Fuddruckers will take such action as is necessary to cause LSF and Holding to be named as additional insureds in all liability policies covering the Grills so that Fuddruckers, LSF and Holding will at all times be protected against any and all loss, liability or occurrence, arising out of or in connection with the construction, condition, operation, use or occupancy of the Grills, the Restaurants or the Restaurants' premises. In all events the insurance policy or policies will include (a) comprehensive general liability insurance, including product liability coverage, in an amount sufficient to satisfy the requirements of the umbrella liability insurance policy required below, (b) liquor liability coverage (if any alcoholic beverages are offered for sale from the Restaurant) , (c) umbrella liability insurance providing a minimum of $5,000,000 additional coverage, and (d) workers, compensation insurance as required by applicable law. Fuddruckers obligation to maintain such insurance will not be limited in any way by reason of any insurance maintained by LSF. LSF may require additional insurance if there is any change in control of Fuddruckers or the Grill.

         11.2 Certificates. Upon obtaining the insurance required by this Agreement and on each policy renewal date thereafter, Fuddruckers will deliver to LSF for its approval certificates of insurance showing compliance with the requirements of this Section 11. Such certificates must state that the policy or policies will not be canceled or altered without at least thirty (30) days, prior written notice to LSF. Maintenance of such insurance and the performance by Fuddruckers of its obligations under this Section 11 will not relieve Fuddruckers under the indemnity provisions of this Agreement or limit such liability.


                              SECTION 12: COVENANTS

         12.1 Debts and Taxes. Fuddruckers will pay promptly when due all debts and other obligations incurred directly or indirectly in connection with the Restaurants and their operation; including, without limitation, all taxes and assessments that may be assessed against the Restaurants' land, building and other improvements, equipment, fixtures, signs, furnishings and other property, and all undisputed liens and encumbrances of every kind and character incurred by or on behalf of Fuddruckers in conducting the Restaurants' business. Fuddruckers may contest any ouch debt or obligation in good faith so long as such contest will not result in the loss of the Restaurant premises or interruption of the Restaurant's operation.

         12.2 Compliance with Laws. Fuddruckers will at its own cost and expense promptly comply with all laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments and appropriate departments, commissions, boards and offices thereof. Without limiting the generality of the foregoing, Fuddruckers will abide by all applicable rules and regulations of any Public Health Department.

                             SECTION 13: TRADEMARKS

         13.1 Ownership. Fuddruckers agrees that LSF has the sole and exclusive right (except for rights granted under existing and future franchise or license agreements) to use the Marks in connection with the products and services to which they are or may be applied by LSF. Fuddruckers represents, warrants and agrees that neither during the term of this Agreement nor after its expiration or other termination will Fuddruckers directly or indirectly contest or aid in contesting the validity, ownership or use of the Marks by LSF or take any action whatsoever in derogation of the rights claimed therein by LSF.

         13.2 Goodwill. Nothing contained in this Agreement will be construed to vest in Fuddruckers any right, title or interest in or to the Marks, the goodwill now or hereafter associated therewith or any right in the design of any Grill, other than the rights and license expressly granted herein during the term hereof. Any and all goodwill associated with or identified by the Marks will inure directly and exclusively to the benefit of LSF, including without limitation any goodwill resulting from operation and promotion of the Grills.

         13.3 Use of Marks. Fuddruckers will not use the Marks in connection with any statement or material which may, in the judgment of LSF, be in bad taste or inconsistent with LSF's public image, or tend to bring disparagement, ridicule or scorn upon LSF, the Marks or the goodwill associated therewith.

         13.4 Changes in Marks; Protection. LSF will have the right at any time and from time to time upon notice to Fuddruckers to make additions to, deletions from, and changes in the Marks, or any of them, all of which additions, deletions and changes will be as effective as if they were incorporated in this Agreement. All such additions, deletions and changes will be made in good faith, on a reasonable basis and with a view toward the overall beat interest of the LA SALSA Restaurants. LSF will protect and preserve the integrity and validity of the marks by taking the actions deemed by LSF in its discretion to be appropriate in the event of any apparent infringement of the Marks.

         13.5 Infringements. Fuddruckers will notify LSF promptly of any claims or charges of trademark infringement against LSF or Fuddruckers, as well as any information Fuddruckers may have of any suspected infringement of the Marks. Fuddruckers will take no action with regard to such matters without the prior written approval of LSF and will cooperate in a manner expressly approved by LSF.

                              SECTION 14: TRANSFER

         14.1 Personal Contracts; Definition.

                  (a) Fuddruckers agrees that a material part of the consideration for LSF's entering into this Agreement is the personal confidence reposed in Fuddruckers and its management. No person will succeed to any of the rights of Fuddruckers under this Agreement by virtue of any voluntary or involuntary proceeding in bankruptcy, receivership, attachment, execution, assignment for the benefit of creditors, other legal process or transfer not expressly authorized by LSF.

                  (b) Fuddruckers or DAKA may transfer interests herein among members of the DAKA Family of Companies so long as DAKA and Fuddruckers remain fully responsible for compliance with this Agreement and LSF is given prior written notice of such transfer.

                  (c) For purposes of this Agreement, the DAKA Family of Companies is defined as any corporation, partnership, joint venture or other entity more than fifty percent (50%) of which is owned directly or indirectly by DAKA.

         14.2 Material Breach. Any attempt by Fuddruckers to transfer any of its rights or interest under this Agreement will constitute a material breach of this Agreement, and in such event LSF will have the right to terminate this Agreement upon written notice to Fuddruckers. LSF will not be bound by any attempted transfer in any manner whatsoever, by law or otherwise, of any of Fuddruckers, rights or interests under this Agreement.

         14.3 FUDDRUCKERS Franchisees. While the parties intend for LSF to grant Grill licenses to FUDDRUCKERS franchisees as part of this program, the terms and conditions of such licenses have not been agreed upon between these parties at the time of this Agreement. The parties will negotiate in good faith during the Initial Term to reach mutual agreement in regard to such licenses, including any transfers by Fuddruckers to a franchisee of an existing Restaurant containing a Grill. No such transfer will be allowed hereunder until such time.

         14.4 Assumption. This Agreement and LSF's rights, interests and obligations hereunder will inure to the benefit of any entity which succeeds to the business of LSF and assumes the obligations of LSF hereunder. Subject only to notice thereof, Fuddruckers hereby consents and agrees to any such transfer.

         14.5 Definition of "Change of Control". The parties agree that for all purposes of this Agreement, a "change of control" of ownership shall be defined as any change of more than fifty percent (50%) of the beneficial or record ownership of Fuddruckers and Fuddruckers or the surviving entity has a net worth which is less than that of DAKA on a consolidated basis as of the Effective Date.

                     SECTION 15: EXPIRATION AND TERMINATION

         15.1     Termination for Cause.

                  (a) LSF will have the right to terminate this Agreement immediately upon written notice to Fuddruckers if a petition in bankruptcy, an arrangement for the benefit of creditors or a petition for reorganization is filed by or against Fuddruckers, or if Fuddruckers will make any assignment for the benefit of creditors, or if a receiver or trustee is appointed for any one of the Restaurants, unless remedied to the satisfaction of LSF within twenty
(20) days.

                  (b) In the event of any material failure by Fuddruckers to make its payment obligations hereunder, LSF may terminate this Agreement in full following ten (10) days written notice to Fuddruckers and DAKA unless such delinquency has been cured within such ten day period.

                  (c) LSF may terminate the right of any Grill to operate under his Agreement in the event of any substantial non-monetary default of this Agreement as applied to such Grill. Fuddruckers will have the right to cure such default during the period ending thirty (30) days after receipt from LSF or its authorized representative of a written notice of default, except that if such default cannot by its nature reasonably be cured within such thirty-day period, and so long as Fuddruckers is diligently taking all action reasonably necessary to effect such cure, the cure period will be extended to a reasonable amount of time to effect such cure. If such default has not been cured by the end of the applicable cure period, this Agreement will automatically terminate as to such Grill.

                  (d) if a non-monetary default is a material default (as defined in Section 2.1 above) and that material default has not been cured by the end of the applicable cure period, this Agreement will automatically terminate as to such Grill, and Fuddruckers agrees to pay LSF as liquidated damages the amount of $25,000.00 for each Grill in such material default, with the parties agreeing that actual damages are extremely difficult to ascertain for any such default and that the foregoing liquidated damages are a reasonable estimate thereof and for the costs to LSF of enforcing this Agreement.

                  (e) if at any time one-fifth (20%) of the Grills operating under this Agreement have failed during the applicable cure period to cure material defaults under subsection (d) above or to pay LSF its liquidated damages thereunder, LSF may immediately terminate this Agreement in full upon written notice to DAKA and Fuddruckers.

                  (f) In the event of any termination in full or as to any Grill, LSF will have no further obligation under Section 1.4 above as to any Restaurant no which such termination applies.

         15.2 Requirements Upon Termination. Upon the expiration, termination or cancellation for whatever reason of the operation of a Grill under this Agreement, Fuddruckers must in regard to each such Grill:

                   (a) immediately discontinue the use of the marks and the Operating System, including all LA SALSA recipes;

                   (b) unless LSF consents to the contrary, remove the Marks from all buildings, signs, fixtures and furnishings in each Restaurant, eliminate entirely LSF's trade dress and alter and paint the Grills with a design and color which is basically different from LSF's authorized design and painting schemes so that there will no longer be any indication to the public that the Restaurant was used to sell LA SALSA products. If Fuddruckers fails to make or cause to be made any such change within thirty (30) days after written notice, LSF will have the right to enter upon any Restaurant premises, without being deemed guilty of trespass or any other tort, and make or cause to be made such changes, and Fuddruckers will reimburse LSF for all of its reasonable expenses immediately following demand;

                   (c) return to LSF all copies of the manuals, advertising and promotional materials and other proprietary information relating to LA SALSA Restaurants; and

                   (d) not thereafter use any identifying characteristic that is in any way associated with LA SALSA or similar to those associated with LA SALSA, or operate or do business under any name or in any manner that might tend to give the public the impression that Fuddruckers is or was a licensee of or otherwise associated with LSF and LA SALSA.


                            SECTION 16: MISCELLANEOUS

         16.1 No Effect. The waiver by either party of any breach or default, or series of breaches or defaults, of any term, covenant or condition herein or of any same or similar term, covenant or condition in any other agreement between LSF and Fuddruckers will not be deemed a waiver of any subsequent or continuing breach or default of the same or any other terms, covenants or conditions contained in this Agreement, or in any other agreement between LSF and Fuddruckers.

         16.2 Right and Remedies. All rights and remedies of a party will be cumulative and not alternative, in addition to and not exclusive of any other rights or remedies provided for herein or which may be available at law or in equity in case of any breach, failure or default or threatened breach, failure or default of any term, provision or condition of this Agreement. All rights and remedies will be continuing and not exhausted by any one or more uses thereof and may be exercised at any time or from time to time as often as may be expedient Any option or election to enforce any such right or remedy may be exercised or taken at any time and from time to time. The expiration or earlier termination of this Agreement will not discharge or release Fuddruckers from any liability or obligation then accrued or any liability or obligation continuing beyond or arising out of the expiration or earlier termination of this Agreement.

         16.3 Consents. Whenever the consent of a party is sought or required hereunder, such consent will not be unreasonably withheld.

         16.4 Partial Invalidity. If any part of this Agreement will for any reason be declared invalid, unenforceable or impaired in any way, the validity of the remaining portions will not be affected thereby, and such remaining portions will remain in full force and effect as if this Agreement had been executed with such invalid portion eliminated. it is hereby declared the intention of the parties that they would have executed the remaining portion of this Agreement without including therein any such portions which might be declared invalid.

         16.5 Arbitration; Jurisdiction. Except as set forth in this Section 16.5, any dispute between the parties which involves this Agreement and cannot be resolved by the parties themselves will be submitted to binding arbitration in accordance with the rules of the American Arbitration Association applicable to commercial arbitrations. Such arbitration will be held within either the county where LSF's executive headquarters are located or the county where DAKA's executive headquarters are located (the "Home Counties"), and judgment upon the decision of the arbitrator may be entered in any court having jurisdiction over the matter. However, arbitration will not be used for any dispute which involves Fuddruckers, continued usage of any of the Marks or the Operating System or any issue involving injunctive relief against any party, all of which issues will be submitted initially to a court within a Home County. The parties expressly consent to personal jurisdiction in either Home County as set forth above and agree that such court(s) will have exclusive jurisdiction over any such issues not subject to arbitration.

         16.6 Attorneys' Fees. If either party initiates any arbitration or other legal proceeding which involves issues arising out of this Agreement, the prevailing party in such action will be paid its reasonable attorneys, fees and costs by the other party.

         16.7 Governing Law. The parties agree that the law of the State of California will apply to the construction and enforcement of this Agreement and govern all questions which arise with reference hereto.

         16.8 Notices. All notices and other communications required or permitted to be given hereunder will be deemed given when delivered in person, sent by telefax to such person's telefax number, sent by an established overnight delivery service or mailed by registered or certified mail addressed to the recipient at the address set forth below, unless that party will have given such written notice of change of address to the sending party, in which event the new address so specified will be used. It mailed, such notice shall be deemed to have been received three days after mailing, and if sent by overnight delivery, such notice shall be deemed to have been received the day following sending.

LSF and                               La Salsa Franchise, Inc.
Holding:                              11601 Santa Monica Blvd.
                                      Los Angeles, CA  90025
                                      ATTN:  The President

FUDDRUCKERS:                          Fuddruckers, Inc.
                                      One Corporate Plaza
                                      55 Ferncroft Road
                                      Danvers, MA  01923-4001
                                      ATTN:  General Counsel

DANA:                                 DANA International, Inc.
                                      One Corporate Plaza
                                      55 Ferncroft Road
                                      Danvers, MA  01923-4001
                                      ATTN:  Sr. VP & General Counsel

         16.9 Terms and Headings. All terms used in this Agreement regardless of the number and gender in which they are used, will be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context or sense of this Agreement may require, the same as if such words had been written in this Agreement themselves. The headings inserted in this Agreement are for reference purposes only and will not affect the construction of this Agreement or limit the generality of any of its provisions.

         16.10 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement between the parties and supersede and cancel any and all prior and contemporaneous agreements, understandings, representations, inducements and statements, oral or written, of the parties in connection with the subject matter hereof.

         16.11 Amendment or Modification. Except as expressly authorized herein, no amendment or modification of this Agreement will be binding unless executed in writing by both LSF and Fuddruckers.

         16.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement, but all of which together shall constitute one and the same instrument.

         16.13 Facsimile Signatures. The parties agree that signed copies of this Agreement sent to the other parties by telefax or other facsimile transmission will be considered binding on such signing party the same as if delivered personally. Each party will thereafter send to each of the other parties an originally signed copy of this Agreement for such party's records.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

FUDDRUCKERS:                                         FUDDRUCKERS, INC.


                                                     By
                                     Title:


DAKA:                                                DAKA INTERNATIONAL, INC.


                                                     By
                                     Title:


LSF:                                                 LA SALSA FRANCHISE, INC.


                                                     By
                                                          President


HOLDINGS:                                            LA SALSA HOLDING CO.
                                                     By
                                                          President

                                                                     EXHIBIT A-1
                         FUDDRUCKERS/LA SALSA LOCATIONS
                               (February 14, 1996)



1.       Park Plaza Center
         340 Third Avenue
         Chula Vista, CA 91910

2.       5500 Grossmont Center
         La Mesa, CA 92041

3.       Hastings Ranch Plaza
         3883 E. Foothill Boulevard
         Pasadena, CA 91107

4.       Lakewood Center Mall
         5229 North Clark St.
         Lakewood, CA 90714

                                                                     EXHIBIT A-2




                                    (To Come)

                                                                       EXHIBIT B




                                    (To Come)

                                                                       EXHIBIT C

                        FUDDRUCKERS RESTAURANT LOCATIONS
                                February 14, 1996


ALABAMA

3440 Galleria Circle #135
Birmingham, AL  35244

CALIFORNIA

Rolling Hills Plaza SC #050
2549 Pacific Coast Highway
Torrance, CA  91107

Park Plaza Center #055
340 3rd Avenue
Chula Vista, CA  91941

Lakewood Center Mall #078
5229 North Clark Street
Lakewood, CA  90714

GEORGIA

240 Perimeter Center
Parkway #015
Atlanta, GA  30060

Peachtree Corners #065
3384 Holcombe Bridge Road
Norcross, GA  30092

Northlake Tower Festival
#091
3953 La Vista Road
Tucker, GA  30084

3953 La Vista Road
Tucker, GA  30084


1086 S. Baxter Street #185
Athens, GA  30606

Gwinnett Mall #220
2180 Merchants Way
Duluth, GA  30136

                        FUDDRUCKERS RESTAURANT LOCATIONS
                                January 17, 1996


Town Center Mall #223
2708 Town Center Drive
Kennesaw, GA  30144

6360 Northpoint Parkway #233
Alpharetta, GA  30210

ILLINOIS

1500 Branding Lane #067
Downes Grove N. IL  60515

7731 Lemont Road #129
Downers Grove, S. IL 60515

1000 Rohlwing #188
Addison, IL 60101

4250 Fox Valley Center Drive #201
Aurora, IL 60504

1538 Clavey Road #057
Highland Park, IL 60035

300 Town Center #090
Matteson, IL 60443

1990 River Oaks Drive #105
Calumet City, IL 60409

1151 E. Dundee Road #134
Palatine, IL 60067

15756 South Harlem Avenue #213
Orland Park, IL 60452

(Barrington Road) #240
395 Barrington Road
Schaumburge, IL 60193

INDIANA

95 West 81st Avenue #226
Merrillville, IN  46410

IOWA

Fuddruckers Express Care #259
1050 Southtown Drive
Waterloo, IA  50702

KENNTUCKY

(Turfway) #239
135 Hansel Avenue
Florence, KY  41042

MARYLAND

Annapolis Restaurant Park #065
175 Jennifer Road
Annapolis, MD  21401

125 Market Street #143
Baltimore, MD  21202

1300 Rockville Pike #174
Rockville, MD 20852

17111 Darnestown Road #218
Gaithersburg, MD 20878

1700 Riverstown Road #247
Pikesville, MD  21208

MASSACHUSETTS

(City Place) #150
27 Stuart Street
Boston, MA  02116

900 Broadway #151
Saugus, MA  01906

MICHIGAN

4061 28th Street SE #166
Kentwood, MI  49512

MINNESOTA

3801 West 77th Street #043
Bloomington, MN  55435

2740 N. Snelling Avenue #060
Roseville, MN 55113

Park Place W. Office Center #073
6445 Wayzata Boulevard
St. Louis Park, MN 55337

8955 Spring Brook Road #242
Coon Rapids, MN 55433

5800 Shingle Creek Parkway #248
Brooklyn Center, MN 54430

MISSOURI

10752 Sunset Plaza #132
St. Louis, MO 63127

2175 Barrett Station Road #141
St. Louis, MO  63131

12333 Dorsett Road #207
Maryland Heights, MO 63043

OHIO

(Beechmont) #228
7705 Five Mile Road
Cincinati, OH 45230

(Winton Rd) #230
11992 Chaser Plaza Drive
Forest Park, OH 45740

(Fields Ertel) #237
9996 Escott Drive
Mason, OH 45040

(Glenway) #238
6421 Glenway Avenue
Cincinnati, OH 45211

(Rookwood Pavilion( #245
2692 Madison Road Suite 3K
Norwood, OH 45206

(Crosswoods) #266
121 East Campus View Blvd.
Columbus, OH 43234

TEXAS

8602 Botts Lane #001
San Antonio, TX 78216

3100 Chimney Rock #002
Houston, TX 77056

9845 IH-10 West #003
San Antonio, TX 78230

2700 West Anderon Lane #004
Austin, TX 78757

(Willowbrook) #005
7611 FM 1960 West
Houston, TX 77070

(Greens Road) #007
403 Greens Road
Houston, TX 77060

2040 Nasa Road One #008
Clearlake, TAX 77058

855 Normandy #009
Houston, TX 77015

(Brodie Oaks) #011
4024 South Lamar
Austin, TX 78704

2475 Kirkwood #013
Houston, TX 77077

11950 Kurland #026
Houston, TX 77034

3644 Irving Mall #063
Irving, TX 75062

115 Alamo Plaza #084
San Antonio, TX 78205

West Park Plaza (Ingram)
#106
6759 N.W. Loop 410
San Antonio, TX 78238

2205 North Central
Expressway #118
Suite 100
Plano, TX 75075

5080 Spectrum Drive #124
Suite 111W
Dallas, TX 75248

2290 Buckthorne Place #024
Woodlands, TX 77381

3301 FM 1960 West #200
Houston, TX 77068

10500 Town & Country #231
Houston, TX 77024

4360 Kingwood Drive #232
Kingwood, TX 77339

13010 N.W. Freeway #246
Houston, TX 77040

(Copperfield) #269
7250 Highway 6 North
Houston, TX 7095

VIRGINIA

8317 West Broad Street #079
Richmond, VA 23229

4300 Backlick Road #083
Annandale, VA 22003

4625 Virginia Beach Blvd. #114
Virginia Bch., VA 23462

6201 Arlington Blvd., #142
Falls Church, BA 22011

1030 Elden Street #177
Herndon, VA 22070

3575 Chain Bridge Rd. #199
Fairfax, VA 22030

4141C Duke Street #209
Alexandria, VA 22134

1105 Merchants Way #243
Chesapeake, VA 23328

773 South Park Blvd. #249
Colonial Heights, VA 23834

101 Regal Avenue #250
Newport News, VA 23602

101 Midlothian Turnpike #260
Midlothian, VA 23235

2871 Plank Rd. #252
Fredericksburg, VA 22407

(Potomac Mills) #264
14075 Shoppers Best Way
Woodbridge, VA 22193


WISCONSIN

160 West Bluemound #053
Brookfield, WI 53005

                                UNDER DEVELOPMENT

CHESAPEAKE SQUARE, VA
         2400 Chesapeake Square Ring Rd., Chesapeake, VA 23321

EDEN PRARIE, MN
         11825 Technology Dr., Eden Prarie, MN 55344

CLEVELAND AVE., OH
         6146 Cleveland Avenue, Columbus, OH 43231

MAPLE GROVE, MN
         14500 Weaver Lake Road, Maple Grove, MN 55231

SUN CENTER, OH
         3586 West Dublin Granville Road, Columbus, OH 43235

EAST MAIN, OH
         5271 East Main St., Columbus, OH 43213

NO. ANDOVER, MA
         Crossroads Shopping Center, Turnpike Street, No. Andover, MA 01845

SNELLVILLE, GA
         1915 Scenic Highway (Presidential Market Ctr.), Snellville, GA 30278

AUSTIN, TX
         6607 135 Frontage Rd., North Bound, Austin, TX 78752

GREENWAY PLAZA, (Houston) TX
         3929 Southwest Freeway, Houston, TX 77027

STOUGHTON, MA
         Turnpike Street, Rout 139, Stoughton Crossing, Stoughton, MA (zip N/A)

EAGAN, MN
         Eagan Promenade

FREDERICK, MD
         Westview Restaurant Park, Frederick, MD

MILFORD, MA
         Quarry Square Mall, Milford, MA

COLUMBIA, MD
         Lakeside Shopping Center, Columbia, MD

EASTON, OH
         Morse Rd. and I-270, Easton, OH